EXHIBIT 24.1
POWER OF ATTORNEY

Each director and/or officer of DSW Inc. (the "Corporation") whose signature appears below hereby appoints Douglas J. Probst, William L. Jordan and Betsy E. Wallace as the undersigned's attorney or any of them individually as the undersigned's attorney, to sign, in the undersigned's name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended February 1, 2014, and likewise to sign and file with the Commission any and all amendments to the Form 10-K, and the Corporation hereby appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to each attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or the undersigned's substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 26th date of February 2014.

Signature	Title

/s/ Michael R. MacDonald	President and Chief Executive Officer and Director
Michael R. MacDonald	(Principal Executive Officer)

/s/ Douglas J. Probst	Executive Vice President and Chief Financial Officer
Douglas J. Probst	(Principal Financial Officer)

/s/ Betsy E. Wallace	Senior Vice President and Chief Accounting Officer
Betsy E. Wallace	(Principal Accounting Officer)

/s/ Jay L. Schottenstein	Executive Chairman of the Board and Director
Jay L. Schottenstein

/s/ Henry Aaron	Director
Henry Aaron

/s/ Elaine J. Eisenman	Director
Elaine J. Eisenman

/s/ Carolee Friedlander	Director
Carolee Friedlander

/s/ Joanna T. Lau	Director
Joanna T. Lau

/s/ Philip B. Miller	Director
Philip B. Miller

/s/ James O'Donnell	Director
James O'Donnell

/s/ Joseph A. Schottenstein	Director
Joseph A. Schottenstein

/s/ Harvey L. Sonnenberg	Director
Harvey L. Sonnenberg

/s/ Allan J. Tanenbaum	Director
Allan J. Tanenbaum